Exhibit 99.1

China Information Security Technology, Inc.
Reports First Quarter 2009 Financial Results

– 1Q09 Revenue Increases 4% YoY to $15.0 Million –
– 1Q09 Gross Margin Increases 790 basis points YoY to 49.9% –
– 1Q09 Operating Income Increases 12% YoY to $4.2 Million –
– 1Q09 Adjusted Net Income Increases 5% YoY to $4.4 Million –

SHENZHEN, China, May 11, 2009 – China Information Security Technology, Inc., (NASDAQ: CPBY) (“China Information Security,” “CIST” or the “Company”), a leading total solutions provider of digital security, geographic, and hospital information systems in China, today reported its financial results for the first quarter ending March 31, 2009.

First Quarter 2009

First quarter 2009 revenue increased 4% to $15.0 million, from $14.4 million in first quarter of 2008. Consolidated financial results of Zhongtian and Geo collectively contributed $2.5 million to the first quarter 2009 revenues. Software sales grew by $4.0 million, or 80%, to $9.0 million in the first quarter of 2009, as compared to $5.0 million in the same period a year ago. The strong year-over-year growth in software sales is driven by our continuing efforts in promoting software sales in 2009. Sales of hardware products and system integration services decreased by 38% and 35% respectively in the first quarter of 2009, as compared to the same period of 2008. The decrease in both sales of hardware products and system integration services was a result of shifting sales activities toward software during the quarter and reduced hardware sales to non-government customers with previously long payment terms.

Beginning in 1Q09, the Company consolidated revenue into three reporting segments: 1) Digital Information Security Technology (“DIST”), 2) Geographic Information System (“GIS”) and 3) Digital Hospital Information System (“DHIS”) to better reflect its operating structure. DIST, GIS, and DHIS revenues were $7.5 million, $5.9 million, and $1.6 million, respectively, for the first quarter of 2009. During the quarter, the Company signed new contracts totaling $18.5 million from customers in 14 provinces and provincial cities, bringing to 28 the total number of cities in which it has a presence in China. Of these contracts, 40% were won in the DIST sector, 46% in GIS sector, and 14% in the DHIS sector. At the end of first quarter 2009, the total value of the Company’s backlog increased 11% sequentially to $34.2 million, from $30.7 million in the previous quarter.

Gross profit increased $1.4 million to $7.5 million, compared to $6.1 million for the same period last year. First quarter gross margin of 49.9% expanded 790 basis points year-over-year from 42.0%, benefiting from greater efficiencies and lower costs of software sales in large software projects.

Administrative expenses increased to $2.2 million in the first quarter of 2009, from $1.8 million in the same period last year. The increase in administrative expenses was mainly attributable to an increase of $0.3 million in bad debt provision, reflecting management’s adoption of a more conservative approach in the treatment of accounts receivable. Research and development expenses increased to $0.5 million, compared with $0.2 million in the prior year’s first quarter, driven by the hiring of additional expert engineers and the development of innovative new products. Selling expenses increased to $0.6 million, from $0.4 million in the corresponding period of 2008, mainly due to the consolidation of Geo and Zhongtian, which collectively contributed $0.2 million during the quarter. As a percentage of revenue, selling expenses increased to 4.0%, from 2.9% a year ago.

Income from operations increased to $4.2 million, up 12% from $3.7 million a year ago. Accordingly, operating margins increased 200 basis points to 28%, up from 26% for the same period in 2008, driven largely by the significant expansion in gross margin in the first quarter of 2009. Income tax expense was $0.6 million, for an effective tax rate of approximately 13%.

GAAP net income increased 5.0% to $ 3.8 million, from $3.6 million for the same period in 2008. As a percentage of revenues, GAAP net income increased 20 basis points to 25.1%, from 24.9% for the same period in 2008. Consequently, earnings per diluted share in first quarter 2009 was $0.08, unchanged from the first quarter of 2008. GAAP results include: (1) approximately $0.4 million of non-cash expense related to amortization, and (2) approximately $0.2 million of non-cash expense related to employee stock compensation recognized pursuant to SFAS 123 (R).

Excluding these non-cash expenses (see “About Non-GAAP Financial Measures” toward the end of this release), adjusted net income grew 4.5% to $4.4 million, versus $4.2 million in the first quarter of 2008. Adjusted earnings per diluted share was $0.09, unchanged from the first quarter of 2008, while diluted share count increased 1.7% to 47.5 million, from 46.7 million in the first quarter of 2008.

The Company’s cash position at the end of March 31, 2009 was $7.0 million, compared to $9.6 million at the end of December 31, 2008. During the quarter, inventory increased by $5.5 million, as the build-up of inventory was necessary in order to fulfill future obligations relating to the backlog of signed contracts. Accounts receivable increased by $3.3 million over the prior quarter’s level to $46.0 million. Consequently, cash used in operating activities was $1.5 million. Despite the decreased cash position, working capital increased by $5 million to $64.2 million, from $59.2 million in the previous quarter. The Company has zero long-term debt.

Mr. Jiang Huai Lin, Chairman and CEO of the China Information Security, commented, “Though the first quarter has seasonally been a slow quarter for us because of the Chinese New Year holiday, the first three months of 2009 was even slower than anticipated, primarily due to the unexpected effect of the PRC stimulus plan on our operations. We had previously viewed the stimulus plan as a potential additional growth driver for our business. While this may subsequently prove true, the actual effect has been opposite thus far. We did not anticipate that the actual implementation of stimulus initiatives would result in the diversion of local government funding away from our core local projects, as local governments were obligated to allocate part of their spending to support those initiatives. While we continue to be pleased with our business opportunities, our product portfolio, our brand, and our leading market position, we believe that it is prudent for us to revise our year 2009 guidance to reflect the temporary deferment of local government spending.”

Financial Outlook

For the full year 2009, the Company expects to achieve year-over-year revenue growth in the range of 10%-15% to a range of $94-$98 million and pro-forma net income in the range of $26.8 -$28.0 million, excluding any non-cash expenses as a result of employee stock awards and amortization of intangible assets associated with recent acquisitions.

Mr. Lin concluded, “Despite our revised outlook for 2009, we remain confident in our ability to expand our market share in the DIST, GIS, and DHIS sectors in China. Through our strong research and development and unparalleled portfolio of successfully installed solutions, we have a strong foundation of leading technologies and marquee customer base to support our bids for a large share of several of China’s key public initiatives. Our government customers continue to tell us about their intention to participate in the implementation of China’s “Golden Shield” and “Golden Health” initiatives, and we continue to see sizable opportunities for our strong portfolio of products and services in all of our main three business segments – DIST, GIS, and DHIS.

On the national level, we expect that the selection of our PGIS technology for use in standardizing PGIS technologies positions us for sizable opportunities in an estimated 100 provincial-level cities and municipalities over the next three years, and we expect that our successfully implemented Intelligent Border Control products serve as a model for other port cities in China and also in the civil-use sector. Similarly, we expect that our implementation of our recently won the Phase II Shenzhen Residence Card Management project will serve as a model for large-scale rollouts, should the residence card program be extended to other cities in China. In addition, we believe that the exclusive selection of our patented Medical Case Statistics Software by the Health Department of Guangdong Province, though initially valued at $2.5 million, should drive large add-on opportunities as we complete the rollout to 1,000 hospitals by 2010. Additionally, we expect Shenzhen City will begin building infrastructure and security related projects for the 2011 World University Games, from which we anticipate important contract opportunities. We believe we are well-positioned to capture an increasing number of large projects on both national and local levels and we remain confident that we can continue to grow our business, expand our brand, profits, and ultimately our shareholder value.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security’s management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

* Table 1
Q1 2009 Reconciliation of Operating, Net Income and EPS
to Exclude SBC and Amortization of Intangible Assets

	3 Mos. Ended	3 Mos. Ended
	31-Mar-09	31-Mar-08

Operating income	4,169,349	3,734,721
Stock based compensation ("SBC")	183,600	383,965
Amortization	428,006	217,854
Operating income (without SBC and Amortization)	4,780,955	4,336,540

Net income	3,756,993	3,578,980
Stock based compensation ("SBC")	183,600	383,965
Amortization	428,006	217,854
Net income (without SBC and Amortization)	4,368,599	4,180,799

Weighted Average Number of Shares Outstanding
Basic	47,520,030	45,985,550
Diluted	47,520,030	46,720,415

Earnings Per Share (without SBC and Amortization)
Basic	$0.09	$0.09
Diluted	$0.09	$0.09

Conference Call

The Company will hold a conference call to discuss the financial results at 9:00 a.m. ET on May 11, 2009. The Company invites you to join the call by dialing 1-913-312-6676. A live webcast of the conference call will be available at www.chinacpby.com. A replay of the call will be available from May 11, 2009 to May 18, 2009. Listeners may access the replay by dialing 1-719-457-0820, passcode: 3114935.

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiaries, China Information Security Technology, Inc. (“CIST” or the “Company”) headquartered in Shenzhen, China (“PRC”), is a leading application software developer, systems integrator and full-service Geographic Information Systems (“GIS”) solutions provider to the public security and civil-use markets in China, aiming to use information technology to improve public safety and information management. Its main business lines range from digital information security, to Geographic Information Systems (GIS), and digital hospital information systems. The Company provides a broad portfolio of fully integrated solutions and services, including its First Responder Coordination Platform, Intelligent Border Control System, Residence Card Information Management System, Police-and Civil-use GIS products, and Digital Hospital Information System to serve the growing demand for digital hospital and electronic medical record systems in China. Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the significance of the Company’s contract wins, completed and potential acquisitions, and its expansion into other sectors and other regions in China; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:
Company Contact
Ms. Iris Yan
Investor Relations Manager
China Information Security Technology, Inc.
Tel: +86-8370-4767
Email: iri@chinacpby.com
Web: http://www.chinacpby.com

Investor Relations Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March, 31 2009	March, 31 2008

Revenue - Products	$2,821,128	$4,543,473
Revenue - Software	9,011,466	4,989,734
Revenue - System integration	2,955,457	4,553,657
Revenue - Others	192,133	317,562
TOTAL REVENUE	14,980,184	14,404,426

Cost - Products sold	2,612,791	3,929,535
Cost - Software sold	2,700,941	1,218,463
Cost - System integration	2,145,752	3,153,620
Cost - Others	37,436	50,646
TOTAL COST	7,496,920	8,352,264

GROSS PROFIT	7,483,264	6,052,162

Administrative expenses	(2,216,347)	(1,752,735)
Research and development expenses	(503,852)	(147,003)
Selling expenses	(593,716)	(417,703)
INCOME FROM OPERATIONS	4,169,349	3,734,721

Subsidy income	197,789	69,680
Other income (expenses), net	181,367	(279)
Interest income	76,917	26,603
Interest expense	(60,210)	-
INCOME BEFORE INCOME TAXES	4,565,212	3,830,725

Income tax expense	(588,396)	(206,745)
NET INCOME	3,976,816	3,623,980

Less: Net income attributable to the non-controlling interest	(219,823)	(45,000)

NET INCOME ATTRIBUTABLE TO THE COMPANY	3,756,993	3,578,980

Weighted average number of shares
Basic	47,520,030	45,985,550
Diluted	47,520,030	46,720,415

Earnings per share - Basic and Diluted
Basic --Net income attributable to the Company's stockholders	$0.08	$0.08
Diluted --Net income attributable to the Company's stockholders	$0.08	$0.08

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2009 AND DECEMBER 31, 2008

	March 31	December 31
	2009	2008
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,034,395	$9,565,252
Short-term investments	5,860,000	5,835,838
Accounts receivable:
Billed, net of allowance for doubtful accounts of $736,564 and $399,800, respectively	21,516,289	17,135,099
Unbilled	24,461,082	25,722,009
Bills receivable	-	4,481,340
Advances to suppliers	10,459,121	8,469,976
Amount due from related parties, net of allowance for doubtful accounts of $73,000	69,480	131,594
Inventories	12,626,465	7,107,537
Other receivables and prepaid expenses	6,229,554	6,251,484
Deferred tax assets	259,490	-
TOTAL CURRENT ASSETS	88,515,876	84,700,129
Deposit for software purchase	717,704	-
Long-term investments	3,091,150	3,078,405
Property and equipment, net	22,946,191	23,555,603
Intangible assets, net	12,882,695	13,115,151
Goodwill	23,778,000	24,018,894
TOTAL ASSETS	$151,931,616	$148,468,182

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term bank loans	$6,332,000	$6,327,992
Accounts payable	11,377,692	10,707,728
Advances from customers	1,781,770	2,476,335
Amount due to related parties	495,621	486,136
Accrued payroll and benefits	744,829	1,319,386
Other payables and accrued expenses	2,021,148	2,553,019
Income tax payable	1,572,739	1,592,459
TOTAL CURRENT LIABILITIES	24,325,799	25,463,055

EQUITY
China Information Security Technology, Inc. equity
Common stocks, par $0.01; authorized capital,200,000,000 shares; Shares issued and outstanding 2009: 48,803,211 and 2008: 47,462,404 shares respectively)	222,529	209,121
Treasury stock, 6000 shares, at cost	(11,468)	-
Additional paid-in capital	64,297,531	64,127,339
Reserve	4,964,597	4,964,597
Retained earnings	37,505,473	33,748,480
Accumulated other comprehensive income	6,499,985	6,048,243
Total stockholders' equity of the Company	113,478,647	109,097,780
Non-controlling interest	14,127,170	13,907,347
Total equity	127,605,817	123,005,127

TOTAL LIABILITIES AND EQUITY	$151,931,616	$148,468,182

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008

OPERATING ACTIVITIES
Net income	$3,976,816	$3,623,980
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	915,105	657,678
Amortization of intangible assets	428,006	217,854
Stock-based compensation (Note 14)	183,600	383,965
Loss on disposal of property and equipment	8,329	-
Provisions for losses on accounts receivable	335,129	-
Deferred Taxes	(18,597)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Increase in inventories	(5,489,875)	(590,698)
Increase in accounts receivable	(3,278,151)	(5,648,740)
Decrease in bills receivable	4,488,480	-
Increase in other receivables, advances to suppliers and prepaid expenses	(1,883,282)	(2,738,826)
Decrease in amount due from related parties	62,663	-
Increase in amount due to related parties	7,472	-
Increase (decrease) in accounts payable	625,672	(303,819)
Decrease in advances from customers	(704,867)	(1,024,711)
(Decrease) increase in other payables and accrued expenses	(1,119,926)	439,039
(Decrease) increase in income tax payable	(26,316)	70,142
Net cash used in operating activities	$(1,489,742)	$(4,914,136)

INVESTING ACTIVITIES
Cash acquired in Bocom acquisition	-	713,793
Proceeds from sales of marketable securities	-	14,966,752
Proceeds from sales of property and equipment	21,068	-
Purchases of property and equipment	(231,528)	(337,212)
Capitalized and purchased software development costs	(147,588)	(67,292)
Deposit for acquisition of Geo	-	(6,909,279)
Deposit for software purchase	(717,752)	-
Decrease in Goodwill	240,910	-
Allowance for defered tax assets related to Geo's acquisition	(240,910)
Net cash used in investing activities	(1,075,800)	8,366,762

FINANCING ACTIVITIES
Repurchase of common stock	(11,468)	-
Net cash used in financing activities	(11,468)	-

Effect of exchange rate changes on cash and cash equivalent	46,153	416,964
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,530,857)	3,869,590

CASH AND CASH EQUIVALENTS, BEGINNING	9,565,252	19,755,182
CASH AND CASH EQUIVALENTS, ENDING	$7,034,395	$23,624,772